Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 21, 2024, RXO, Inc. (“RXO” or the “Company”) entered into a Purchase Agreement (the “Agreement”) with United Parcel Service of America, Inc. (“UPS”), UPS Corporate Finance S.À R.L. (“UPS Lux”) and UPS SCS (UK) LTD. (“UPS SCS” and, together with UPS and UPS Lux, the “Sellers”), pursuant to which RXO agreed to purchase (the “Acquisition”) the Sellers’ technology-driven, asset light based truckload freight brokerage services business, as well as certain assets used to conduct haulage, dedicated transport and warehousing services in the United Kingdom (collectively, “Coyote”).

The fair value of the total consideration to be paid under the Agreement is $1.025 billion, to be paid in cash at the time of closing, including an estimate of the working capital adjustment, and is subject to certain customary post-closing adjustments.

The following unaudited pro forma condensed combined financial statements give effect to the following (collectively, the “Transactions”):

•	the Acquisition, which is expected to close on or before September 20, 2024, the actual date of closing to be determined and subject to the satisfaction or waiver of certain closing conditions;

•	the incurrence of debt under the Company’s delayed draw term loan facility in the principal amount of $200 million (the “Delayed Draw Term Facility”) to fund a portion of the cash consideration of the Acquisition and pay related fees and expenses;

•	the issuance of 20,954,780 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $20.21 per share and pre-funded warrants (the “Warrants”) to purchase 6,259,471 shares of Common Stock (the “Warrant Shares”), at a purchase price of $20.20 per warrant (the “Private Placement”); and

•	the issuance of shares of our Common Stock in a contemplated public offering for gross proceeds of $350 million.

The unaudited pro forma condensed combined financial statements are prepared using the acquisition method of accounting in accordance with the business combination accounting guidance as provided in Accounting Standards Codification 805, Business Combinations, with RXO treated as the accounting acquirer for the Transaction.

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they occurred on June 30, 2024 and the unaudited pro forma condensed combined statements of operations give effect to the Transactions as if they occurred as of January 1, 2023 and, in each case, the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred if the Transactions had been completed as of the dates set forth above, nor is it indicative of the future results of RXO following the Transactions.

In determining the preliminary estimate of fair values of assets acquired and liabilities assumed of Coyote, RXO used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The purchase price allocation relating to the Transactions is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to this preliminary purchase price allocation. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the Transactions or of any integration costs. The unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of RXO following the Transactions.

The unaudited pro forma condensed combined financial information should be read together with the Coyote audited combined financial statements for the year ended December 31, 2023 and the Coyote unaudited combined interim financial statements as of and for the six months ended June 30, 2024 and 2023, all of which are included elsewhere in this Form 8-K, as well as RXO’s consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K for the year ended December 31, 2023 and RXO’s Quarterly Report on Form 10-Q for the six months ended June 30, 2024.

RXO, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2024

(In millions)	RXO Historic	Coyote Historic	Transaction Accounting Adjustments	Note 3	Financing Adjustments	Note 5	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$7	$—	$(1,025)	(a)	$1,077	(a)(b)	$59
Accounts receivable, net of allowances	725	342	—		—		1,067
Other current assets	44	29	(1)	(h)	—		72
Total current assets	776	371	(1,026)		1,077		1,198
Long-term assets
Property and equipment, net of accumulated depreciation	118	65	—		—		183
Operating lease assets	210	84	7	(d)	—		301
Goodwill	630	494	(24)	(b)	—		1,100
Identifiable intangible assets, net of accumulated amortization	62	139	369	(c)	—		570
Other long-term assets	17	2	16	(i)	—		35
Total long-term assets	1,037	784	368		—		2,189
Total assets	$1,813	$1,155	$(658)		$1,077		$3,387
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$382	$227	$—		$—		$609
Accrued expenses	197	21	19	(f)	—		237
Short-term debt and current maturities of long-term debt	16	—	—		—		16
Short-term operating lease liabilities	54	16	(1)	(d)	—		69
Other current liabilities	13	5	(4)	(f)(h)	—		14
Total current liabilities	662	269	14		—		945
Long-term liabilities
Long-term debt and obligations under finance leases	370	—	—		199	(b)	569
Deferred tax liabilities	—	29	96	(j)	—		125
Long-term operating lease liabilities	160	81	(5)	(d)	—		236
Other long-term liabilities	42	23	7	(e)	—		72
Total long-term liabilities	572	133	98		199		1,002
Commitments and Contingencies Equity
Preferred stock	—	—	—		—		—
Common stock	1	—	—		—		1
Additional paid-in capital	599	—	—		1,094	(a)(f)	1,693
Net parent investment	—	753	(753)	(g)	—		—
Retained earnings (Accumulated deficit)	(16)	—	(17)	(f)	(216)	(f)	(249)
Accumulated other comprehensive loss	(5)	—	—		—		(5)
Total equity	579	753	(770)		878		1,440
Total liabilities and equity	$1,813	$1,155	$(658)		$1,077		$3,387

See accompanying notes to the unaudited pro forma condensed combined financial statements.

RXO, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2024

(Dollars in millions, shares in thousands, except per share amounts)	RXO Historic	Coyote Historic	Transaction Accounting Adjustments	Note 4	Financing Adjustments	Note 5	Pro Forma Combined
Revenue	$1,843	$1,307	$(1)	(e)	$—		$3,149
Cost of transportation and services (exclusive of depreciation and amortization)	1,399	1,134	(1)	(e)	—		2,532
Direct operating expense (exclusive of depreciation and amortization)	103	3	—		—		106
Sales, general and administrative expense	299	143	—		—		442
Depreciation and amortization expense	33	31	(4)	(a)	—		60
Transaction and integration costs	8	3	—		—		11
Restructuring costs	13	4	—		—		17
Operating income (loss)	(12)	(11)	4		—		(19)
Other expense	1	—	—		—		1
Interest expense, net	16	1	(1)	(b)	7	(c)	23
Income (loss) before income taxes	(29)	(12)	5		(7)		(43)
Income tax provision (benefit)	(7)	(2)	1	(c)	(2)	(d)	(10)
Net income (loss)	$(22)	$(10)	$4		$(5)		$(33)

Earnings (loss) per share data
Basic	$(0.19)						$(0.21)
Diluted	$(0.19)						$(0.21)

Weighted-average common shares outstanding
Basic	117,398				36,353	(e)	153,751
Diluted	117,398				36,353	(e)	153,751

See accompanying notes to the unaudited pro forma condensed combined financial statements.

RXO, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2023

(Dollars in millions, shares in thousands, except per share amounts)	RXO Historic	Coyote Historic	Transaction Accounting Adjustments	Note 4	Financing Adjustments	Note 5	Pro Forma Combined
Revenue	$1,973	$1,625	$(1)	(e)	—		3,597
Cost of transportation and services (exclusive of depreciation and amortization)	1,482	1,375	(1)	(e)	—		2,856
Direct operating expense (exclusive of depreciation and amortization)	120	3	—		—		123
Sales, general and administrative expense	297	198	—		—		495
Depreciation and amortization expense	36	31	7	(a)	—		74
Transaction and integration costs	10	—	19	(d)	—		29
Restructuring costs	9	6	—		—		15
Operating income (loss)	19	12	(26)		—		5
Other expense (income)	—	(1)	—		216	(f)	215
Interest expense, net	16	1	(1)	(b)	7	(c)	23
Income (loss) before income taxes	3	12	(25)		(223)		(233)
Income tax provision (benefit)	—	3	(4)	(c)	(2)	(d)	(3)
Net income (loss)	$3	$9	$(21)		(221)		(230)

Earnings (loss) per share data
Basic	$0.03						$(1.50)
Diluted	$0.03						$(1.50)

Weighted-average common shares outstanding
Basic	116,748				36,353	(e)	153,101
Diluted	119,414				36,353	(e)	153,101

See accompanying notes to the unaudited pro forma condensed combined financial statements.

RXO, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(Dollars in millions, shares in thousands, except per share amounts)	RXO Historic	Coyote Historic	Transaction Accounting Adjustments	Note 4	Financing Adjustments	Note 5	Pro Forma Combined
Revenue	$3,927	$3,154	$(2)	(e)	$—		$7,079
Cost of transportation and services (exclusive of depreciation and amortization)	2,967	2,692	(2)	(e)	—		5,657
Direct operating expense (exclusive of depreciation and amortization)	235	6	—		—		241
Sales, general and administrative expense	591	358	—		—		949
Depreciation and amortization expense	67	62	2	(a)	—		131
Intangible asset impairment charge	—	111	—		—		111
Transaction and integration costs	12	—	19	(d)	—		31
Restructuring costs	16	15	—		—		31
Operating income (loss)	39	(90)	(21)		—		(72)
Other expense	3	—	—		216	(f)	219
Interest expense, net	32	3	(3)	(b)	14	(c)	46
Income (loss) before income taxes	4	(93)	(18)		(230)		(337)
Income tax provision (benefit)	—	(23)	(2)	(c)	(4)	(d)	(29)
Net income (loss)	$4	$(70)	$(16)		$(226)		$(308)

Earnings (loss) per share data
Basic	$0.03						$(2.01)
Diluted	$0.03						$(2.01)

Weighted-average common shares outstanding
Basic	116,871				36,353	(e)	153,224
Diluted	119,456				36,353	(e)	153,224

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Dollars in millions, shares in thousands, except per share amounts)

1.	Basis of Presentation

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The historical information of RXO and Coyote is presented in accordance with accounting principles generally accepted in the United States of America.

The Transaction will be treated as a business combination for accounting purposes, with RXO determined to be the accounting acquirer. The purchase price was allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values as of June 30, 2024.

2.	Calculation of Consideration Transferred and Preliminary Purchase Price Allocation

Consideration Transferred

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary and subject to certain customary post-closing adjustments. A final determination of required adjustments will be made based upon the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed, which may impact consideration transferred. For pro forma purposes, the fair value of total consideration consists of $1.025 billion in cash to be paid at the time of closing for the purchase of Coyote’s assets and liabilities.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, Coyote’s identifiable assets acquired and liabilities assumed by the Company have been recorded at the acquisition date fair values and added to those of the Company. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and are prepared to illustrate the estimated effect of the Transactions. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in material changes to the estimates of fair value set forth below.

The following table summarizes the preliminary allocation of the consideration to Coyote’s identifiable tangible and intangible assets acquired and liabilities assumed by the Company, as if the Transactions had been completed on June 30, 2024, based on the unaudited combined balance sheet of Coyote as of June 30, 2024, with the excess recorded as goodwill:

Accounts receivable, net	$342
Other current assets	28
Property and equipment, net	65
Intangible assets, net	508
Operating lease assets	91
Other long-term assets	18
Total assets	$1,052

Accounts payable	$(227)
Accrued expenses	(21)
Short-term operating lease liabilities	(15)
Other current liabilities	(3)
Deferred tax liabilities	(125)
Long-term operating lease liabilities	(76)
Other long-term liabilities	(30)
Total liabilities	$(497)

Net assets acquired (a)	555
Estimated purchase consideration (b)	1,025
Estimated goodwill (b) - (a)	$470

Goodwill represents the excess of consideration transferred over the estimated fair value of the underlying net assets acquired. Goodwill will not be amortized but instead will be reviewed for impairment at least annually, absent any indicators of impairment. Goodwill is attributable to synergies expected to be achieved from the combined operations of the Company and Coyote. Goodwill recognized in the Transactions is not expected to be deductible for tax purposes.

3.	Description of Transaction Accounting Adjustments, as presented in the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2024

a.	Represents an adjustment for the consideration transferred, consisting of $1.025 billion of cash to be paid at the time of closing for the purchase of Coyote. See Note 5 for information on equity and debt issuances used to fund the Acquisition.

b.	Eliminates goodwill recorded in the historical financial statements of Coyote of $494 million and records the preliminary goodwill resulting from the pro forma purchase price allocation as if the Acquisition had occurred using a preliminary goodwill estimate of $470 million. The adjustment represents the net impact to goodwill of $24 million.

c.	Represents the net adjustment to the estimated fair value of intangible assets acquired in the Acquisition. Preliminary identifiable intangible assets in the pro forma financial statements are provided in the table below. The amortization related to these identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations, as further described in Note 4(a).

($ in millions)	Estimated Fair Value	Estimated Useful Life (Years)
Customer relationships	$493	13 - 16
Trademarks	15	0.5 - 15
Total	508
Eliminate Coyote historical intangible assets carrying value	$(139)
Adjustment	$369

d.	Represents the adjustment to the right-of-use (“ROU”) assets and lease liabilities of Coyote’s operating leases. Coyote’s acquired ROU assets and lease liabilities are measured and recognized based on remaining future lease payments as of June 30, 2024 using RXO’s incremental borrowing rates.

e.	Represents adjustment to accrue for estimated asset retirement obligation associated with real estate leases.

f.	Represents adjustment to accrue for estimated transaction costs of $19 million to be incurred by RXO related to the Transactions, net of $2 million tax effect included in other current liabilities.

g.	Represents adjustment to eliminate Coyote’s historical equity of $753 million.

h.	Represents adjustment to remove tax related assets and liabilities retained by the Sellers. The adjustment includes reductions of $1 million in other current assets and $2 million in other current liabilities.

i.	Represents adjustment to recognize an indemnification asset provided for in the Agreement.

j.	Represents the increase to long-term deferred tax liabilities of $96 million related to the incremental differences in the book and tax basis created from the preliminary purchase price allocation. Deferred taxes are established based on a blended statutory tax rate based on jurisdictions where income is generated. The effective tax rate of RXO following the Transactions could be materially different depending on post-acquisition activities.

4.	Description of Transaction Accounting Adjustments, as presented in the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2024 and 2023, and the year ended December 31, 2023

a.	Represents the adjustment to record elimination of historical amortization expense and recognition of new amortization expense related to identifiable intangible assets based on the estimated fair value as of the Acquisition Date. Amortization expense was calculated based on the estimated fair value of each of the identifiable intangible assets and the periods in which the associated economic benefits are expected to be derived using the associated estimated useful lives, as further described in Note 3(c) above. The adjustment for amortization expense is as follows:

(In millions)	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Year Ended December 31, 2023
Reversal of Coyote’s historical amortization expense	$(21)	$(21)	$(43)
Amortization of acquired identifiable intangible assets	17	28	45
Total intangible asset amortization adjustment	$(4)	$7	$2

b.	Represents the reversal of Coyote’s historical interest expense related to intercompany activity with the Sellers.

c.	Represents the income tax effect of the pro forma adjustments calculated using an estimated weighted-average statutory tax rate of 25% for Coyote.

d.	Reflects estimated transaction costs to be incurred by RXO that have not yet been recognized in the statement of operations for the periods presented. Transaction costs are expensed as incurred and reflected as if incurred on January 1, 2023, the date the Transaction is assumed to have been completed for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

e.	Represents the adjustment to eliminate historical intercompany revenue and cost of transportation and services (exclusive of depreciation and amortization) transactions between RXO and Coyote.

5.	Financing Adjustments

a.	Reflects proceeds from RXO’s assumed issuance of approximately $900 million of common stock, net of $22 million in equity issuance costs. Approximately $550 million was funded through the Private Placement completed on August 13, 2024. The Private Placement consisted of 20,954,780 shares of Common Stock issued at a purchase price of $20.21 per share and Warrants to purchase 6,259,471 shares of Common Stock at a purchase price of $20.20 per Warrant. The Warrants will be exercisable at any time, subject to certain conditions, at an exercise price of $0.01 per share.

The remaining $350 million is based on the contemplated public offering of Common Stock in September 2024, using an assumed share price of $27.26 per share, the closing price of Common Stock on September 5, 2024. The number of shares of Common Stock to be issued in the contemplated public offering is dependent upon the RXO share price at that time. The following table provides a sensitivity analysis of pro forma basic loss per share based on changes in the number of shares of Common Stock issued resulting from a 10% increase or decrease in the assumed stock price:

	Price of RXO		Pro Forma Basic Loss Per Share
	Common Stock	Common Stock Issued	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Year Ended December 31, 2023
Assumed stock price	$27.26	12,839,325	$(0.21)	$(1.50)	$(2.01)
Decrease of 10%	$24.53	14,265,916	$(0.21)	$(1.49)	$(1.99)
Increase of 10%	$29.99	11,672,113	$(0.22)	$(1.51)	$(2.03)

b.	Reflects the contemplated borrowing of $200 million under the Delayed Draw Term Facility in connection with the Transactions, net of capitalized debt issuance costs of $1 million.

c.	To record interest expense and amortization of debt issuance costs related to the contemplated borrowing under the Delayed Draw Term Facility described above in Note 5(b). Borrowings under the Term Loan A bear interest at a fluctuating rate per annum. The pro forma interest expense adjustment assumes an interest rate of 6.94%. A 1/8% change in the interest rate would not have a material impact on pro forma interest expense.

d.	Represents the income tax effect of the pro forma financing adjustments calculated using an estimated weighted-average statutory tax rate of 25% for the combined entity.

e.	Represents the pro forma weighted-average basic common shares outstanding calculated using the historical basic weighted average shares of Common Stock outstanding, adjusted for additional shares issued and contemplated to be issued to consummate the Transactions, as described in Note 5(a) above. Warrants to purchase 3,700,718 shares of Common Stock are excluded from the calculation of pro forma weighted-average basic common shares outstanding, as the issuance of these shares is subject to the approval by stockholders of the Company (the “Stockholder Approval Condition”). Pro forma diluted earnings per share attributable to Common Stock is equal to pro forma basic earnings per share due to a pro forma net loss in the six months ended June 30, 2024 and 2023 and the year ended December 31, 2023.

(In thousands)	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023	Year Ended December 31, 2023
Weighted-average basic common shares outstanding
Historical basic shares of Common Stock	117,398	116,748	116,871

Shares of Common Stock issued through Private Placement	20,955	20,955	20,955
Warrants not subject to Stockholder Approval Condition	2,559	2,559	2,559
Shares of Common Stock to be issued through contemplated public offering	12,839	12,839	12,839
Total shares of Common Stock issued in connection with the Transactions	36,353	36,353	36,353

Pro forma basic shares of Common Stock	153,751	153,101	153,224

f.	Represents adjustment to recognize deemed non-pro rata distribution of $216 million associated with the Private Placement completed on August 13, 2024 based on the difference between the issuance price and the closing market price of Common Stock on the effective date.

6.	Reclassification Adjustments

Certain reclassifications have been made to the Coyote historical financial information to conform to the RXO financial statement presentation.

Reclassifications in the unaudited pro forma condensed combined balance sheet as of June 30, 2024:

	Before Reclassification	Reclassification	Note	After Reclassification
Contract assets	$13	$(13)	(a)	$—
Other current assets	16	13	(a)	29
Property and equipment, net of accumulated depreciation	16	49	(b)	65
Identifiable intangible assets, net of accumulated amortization	188	(49)	(b)	139
Deferred income tax assets	1	(1)	(c)	—
Other long-term assets	1	1	(c)	2
Accrued wages and withholdings	21	(21)	(d)	—
Accrued expenses	—	21	(d)	21

Reclassifications in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024:

	Before Reclassification	Reclassification	Note	After Reclassification
Purchased transportation	$1,124	$(1,124)	(e)	$—
Cost of transportation and services (exclusive of depreciation and amortization)	—	1,134	(e)(f)(j)	1,134
Direct operating expense (exclusive of depreciation and amortization)	—	3	(g)	3
Compensation and benefits	122	(122)	(f)(g)(h)	—
Other expenses	41	(41)	(j)	—
Sales, general and administrative expense	—	143	(h)(j)	143
Transaction and integration costs	—	3	(h)	3
Restructuring costs	—	4	(h)	4
Investment (expense) and other	(1)	1	(l)	—
Interest expense, net	—	1	(l)	1

Reclassifications in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023:

	Before Reclassification	Reclassification	Note	After Reclassification
Purchased transportation	$1,365	$(1,365)	(e)	$—
Cost of transportation and services (exclusive of depreciation and amortization)	—	1,375	(e)(f)(k)	1,375
Direct operating expense (exclusive of depreciation and amortization)	—	3	(g)	3
Compensation and benefits	163	(163)	(f)(g)(i)	—
Other expenses	54	(54)	(k)	—
Sales, general and administrative expense	—	198	(i)(k)	198
Restructuring costs	—	6	(i)(k)	6
Investment (expense) and other	—	—	(m)	—
Other expense (income)	—	(1)	(m)	(1)
Interest expense, net	—	1	(m)	1

Reclassifications in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023:

	Before Reclassification	Reclassification	Note	After Reclassification
Purchased transportation	$2,674	$(2,674)	(e)	$—
Cost of transportation and services (exclusive of depreciation and amortization)	—	2,692	(e)(f)(k)	2,692
Direct operating expense (exclusive of depreciation and amortization)	—	6	(g)	6
Compensation and benefits	298	(298)	(f)(g)(i)	—
Other expenses	99	(99)	(k)	—
Sales, general and administrative expense	—	358	(i)(k)	358
Restructuring costs	—	15	(i)(k)	15
Investment (expense) and other	(3)	3	(l)	—
Interest expense, net	—	3	(l)	3

a.	Represents the reclassification of Contract assets as reflected in Coyote’s historical combined balance sheet as of June 30, 2024 to Other current assets to conform to RXO’s historical balance sheet presentation.

b.	Represents the reclassification of capitalized software from Intangible assets, net, as reflected in Coyote’s historical combined balance sheet as of June 30, 2024 to Property and equipment, net of accumulated depreciation to conform to RXO’s historical balance sheet presentation.

c.	Represents the reclassification of Deferred income tax assets as reflected in Coyote’s historical combined balance sheet as of June 30, 2024 to Other long-term assets to conform to RXO’s historical balance sheet presentation.

d.	Represents the reclassification of Accrued wages and withholdings as reflected in Coyote’s historical combined balance sheet as of June 30, 2024 to Accrued expenses to conform to RXO’s historical balance sheet presentation.

e.	Represents the reclassification of Purchased transportation as reflected in Coyote’s historical statements of combined income (loss) for the six months ended June 30, 2024 and 2023 and the year ended December 31, 2023 to Cost of transportation and services (exclusive of depreciation and amortization) to conform to RXO’s historical statement of operations presentation.

f.	Represents the reclassification of a portion of Compensation and benefits as reflected in Coyote’s historical statement of combined income (loss) for the six months ended June 30, 2024 and 2023 and the year ended December 31, 2023 to Cost of transportation and services (exclusive of depreciation and amortization) to conform to RXO’s historical statement of operations presentation.

g.	Represents the reclassification of a portion of Compensation and benefits as reflected in Coyote’s historical statement of combined income (loss) for the six months ended June 30, 2024 and 2023 and the year ended December 31, 2023 to Direct operating expense (exclusive of depreciation and amortization) to conform to RXO’s historical statement of operations presentation.

h.	Represents the reclassification of a portion of Compensation and benefits as reflected in Coyote’s historical statement of combined income (loss) for the six months ended June 30, 2024 to Sales, general and administrative expense, Transaction and integration costs, and Restructuring costs to conform to RXO’s historical statement of operations presentation.

i.	Represents the reclassification of a portion of Compensation and benefits as reflected in Coyote’s historical statement of combined income (loss) for the six months ended June 30, 2023 and the year ended December 31, 2023 to Sales, general and administrative expense and Restructuring costs to conform to RXO’s historical statement of operations presentation.

j.	Represents the reclassification of a portion of Other expenses as reflected in Coyote’s historical statement of combined income (loss) for the six months ended June 30, 2024 to Cost of transportation and services (exclusive of depreciation and amortization) and Sales, general and administrative expense to conform to RXO’s historical statement of operations presentation.

k.	Represents the reclassification of a portion of Other expenses as reflected in Coyote’s historical statement of combined income (loss) for the six months ended June 30, 2023 and the year ended December 31, 2023 to Cost of transportation and services (exclusive of depreciation and amortization), Sales, general and administrative expense, and Restructuring costs to conform to RXO’s historical statement of operations presentation.

l.	Represents the reclassification of Investment (expense) and other as reflected in Coyote’s historical statement of combined income (loss) for the six months ended June 30, 2024 and the year ended December 31, 2023 to Interest expense, net to conform to RXO’s historical statement of operations presentation.

m.	Represents the reclassification of Investment (expense) and other as reflected in Coyote’s historical statement of combined income (loss) for the six months ended June 30, 2023 to Interest expense, net and Other expense (income) to conform to RXO’s historical statement of operations presentation.